Exhibit 99.1

Apple Reports Third Quarter Results

iPhone, Mac & Services Growth Drive Record June Quarter Revenue & 20% EPS Growth

CUPERTINO, California—July 22, 2014—Apple® today announced financial results for its fiscal 2014 third quarter ended June 28, 2014. The Company posted quarterly revenue of $37.4 billion and quarterly net profit of $7.7 billion, or $1.28 per diluted share. These results compare to revenue of $35.3 billion and net profit of $6.9 billion, or $1.07 per diluted share, in the year-ago quarter. Gross margin was 39.4 percent compared to 36.9 percent in the year-ago quarter. International sales accounted for 59 percent of the quarter’s revenue.

Apple’s board of directors has declared a cash dividend of $.47 per share of the Company’s common stock. The dividend is payable on August 14, 2014, to shareholders of record as of the close of business on August 11, 2014.

“Our record June quarter revenue was fueled by strong sales of iPhone and Mac and the continued growth of revenue from the Apple ecosystem, driving our highest EPS growth rate in seven quarters,” said Tim Cook, Apple’s CEO. “We are incredibly excited about the upcoming releases of iOS 8 and OS X Yosemite, as well as other new products and services that we can’t wait to introduce.”

“We generated $10.3 billion in cash flow from operations and returned over $8 billion in cash to shareholders through dividends and share repurchases during the June quarter,” said Luca Maestri, Apple’s CFO. “We have now taken action on over $74 billion of our $130 billion capital return program with six quarters remaining to its completion.”

Apple is providing the following guidance for its fiscal 2014 fourth quarter:

•	revenue between $37 billion and $40 billion
•	gross margin between 37 percent and 38 percent
•	operating expenses between $4.75 billion and $4.85 billion
•	other income/(expense) of $250 million
•	tax rate of 26.1 percent

Apple will provide live streaming of its Q3 2014 financial results conference call beginning at 2:00 p.m. PDT on July 22, 2014 at www.apple.com/quicktime/qtv/earningsq314. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements including without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), and tax rate. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation the effect of competitive and economic factors, and the Company’s reaction to those factors, on consumer and business buying decisions with respect to the Company’s products; continued competitive pressures in the marketplace; the ability of the Company to deliver to the marketplace and stimulate customer demand for new programs, products, and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing or mix, and/or increases in component costs could have on the Company’s gross margin; the inventory risk associated with the Company’s need to order or commit to order product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components and services essential to the Company’s business currently obtained by the Company from sole or limited sources; the effect that the Company’s dependency on manufacturing and logistics services provided by third parties may have on the quality, quantity or cost of products manufactured or services rendered; risks associated with the Company’s international operations; the Company’s reliance on third-party intellectual property and digital content; the potential impact of a finding that the Company has infringed on the intellectual property rights of others; the Company’s dependency on the performance of distributors, carriers and other resellers of the Company’s products; the effect that product and service quality problems could have on the Company’s sales and operating profits; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other circumstances that could disrupt supply, delivery, or demand of products; and unfavorable results of other legal proceedings. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended September 28, 2013, its Form 10-Q for the quarter ended December 28, 2013, its Form 10-Q for the quarter ended March 29, 2014, and its Form 10-Q for the quarter ended June 28, 2014 to be filed with the SEC. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple designs Macs, the best personal computers in the world, along with OS X, iLife, iWork and professional software. Apple leads the digital music revolution with its iPods and iTunes online store. Apple has reinvented the mobile phone with its revolutionary iPhone and App Store, and is defining the future of mobile media and computing devices with iPad.

Press Contact:

Steve Dowling

Apple

dowling@apple.com

(408) 974-1896

Investor Relations Contacts:

Nancy Paxton

Apple

paxton1@apple.com

(408) 974-5420

Joan Hoover

Apple

hoover1@apple.com

(408) 974-4570

NOTE TO EDITORS: For additional information visit Apple’s PR website (www.apple.com/pr), or call Apple’s Media Helpline at (408) 974-2042.

© 2014 Apple Inc. All rights reserved. Apple, the Apple logo, Mac, Mac OS and Macintosh are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 28, 2014	June 29, 2013	June 28, 2014	June 29, 2013
Net sales	$37,432	$35,323	$140,672	$133,438
Cost of sales (1)	22,697	22,299	86,144	83,005

Gross margin	14,735	13,024	54,528	50,433

Operating expenses:
Research and development (1)	1,603	1,178	4,355	3,307
Selling, general and administrative (1)	2,850	2,645	8,835	8,157

Total operating expenses	4,453	3,823	13,190	11,464

Operating income	10,282	9,201	41,338	38,969
Other income/(expense), net	202	234	673	1,043

Income before provision for income taxes	10,484	9,435	42,011	40,012

Provision for income taxes	2,736	2,535	10,968	10,487

Net income	$7,748	$6,900	$31,043	$29,525

Earnings per share:
Basic	$1.29	$1.07	$5.06	$4.52
Diluted	$1.28	$1.07	$5.03	$4.49

Shares used in computing earnings per share:
Basic	6,012,635	6,430,323	6,136,147	6,526,714
Diluted	6,051,711	6,469,854	6,172,857	6,574,205

Cash dividends declared per common share	$0.47	$0.44	$1.35	$1.20

(1) Includes share-based compensation expense as follows:
Cost of sales	$115	$90	$334	$262
Research and development	$313	$245	$902	$708
Selling, general and administrative	$296	$243	$865	$728

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except number of shares which are reflected in thousands and par value)

	June 28, 2014	September 28, 2013

ASSETS:

Current assets:
Cash and cash equivalents	$12,977	$14,259
Short-term marketable securities	24,828	26,287
Accounts receivable, less allowances of $86 and $99, respectively	10,788	13,102
Inventories	1,594	1,764
Deferred tax assets	3,884	3,453
Vendor non-trade receivables	6,053	7,539
Other current assets	7,825	6,882

Total current assets	67,949	73,286

Long-term marketable securities	126,685	106,215
Property, plant and equipment, net	17,585	16,597
Goodwill	2,374	1,577
Acquired intangible assets, net	3,767	4,179
Other assets	4,160	5,146

Total assets	$222,520	$207,000

LIABILITIES AND SHAREHOLDERS’ EQUITY:

Current liabilities:
Accounts payable	$20,535	$22,367
Accrued expenses	15,264	13,856
Deferred revenue	8,396	7,435
Commercial paper	2,010	0

Total current liabilities	46,205	43,658

Deferred revenue – non-current	3,058	2,625
Long-term debt	29,030	16,960
Other non-current liabilities	23,287	20,208

Total liabilities	101,580	83,451

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,989,171 and 6,294,494 shares issued and outstanding, respectively	22,139	19,764
Retained earnings	98,715	104,256
Accumulated other comprehensive income/(loss)	86	(471)

Total shareholders’ equity	120,940	123,549

Total liabilities and shareholders’ equity	$222,520	$207,000

Apple Inc.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Nine Months Ended
	June 28, 2014	June 29, 2013
Cash and cash equivalents, beginning of the period	$14,259	$10,746

Operating activities:
Net income	31,043	29,525
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	5,977	4,974
Share-based compensation expense	2,101	1,698
Deferred income tax expense	3,154	2,524
Changes in operating assets and liabilities:
Accounts receivable, net	2,314	2,091
Inventories	170	(906)
Vendor non-trade receivables	1,486	3,148
Other current and non-current assets	931	484
Accounts payable	(2,531)	(4,740)
Deferred revenue	1,394	1,404
Other current and non-current liabilities	424	3,556

Cash generated by operating activities	46,463	43,758

Investing activities:
Purchases of marketable securities	(160,662)	(122,681)
Proceeds from maturities of marketable securities	15,111	13,963
Proceeds from sales of marketable securities	126,827	81,734
Payments made in connection with business acquisitions, net	(898)	(443)
Payments for acquisition of property, plant and equipment	(5,745)	(6,210)
Payments for acquisition of intangible assets	(216)	(560)
Other	7	(188)

Cash used in investing activities	(25,576)	(34,385)

Financing activities:
Proceeds from issuance of common stock	435	335
Excess tax benefits from equity awards	562	644
Taxes paid related to net share settlement of equity awards	(839)	(1,001)
Dividends and dividend equivalents paid	(8,297)	(7,795)
Repurchase of common stock	(28,000)	(17,950)
Proceeds from issuance of long-term debt	11,960	16,896
Proceeds from issuance of commercial paper, net	2,010	0

Cash used in financing activities	(22,169)	(8,871)

Increase/(decrease) in cash and cash equivalents	(1,282)	502

Cash and cash equivalents, end of the period	$12,977	$11,248

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$8,013	$7,188
Cash paid for interest	$322	$0